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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              AVATAR HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                          29-1739078
(State of incorporation or organization)                       (IRS Employer
                                                             Identification No.)

255 Alhambra Circle, Coral Gables, Florida                         33134
  (Address of principal executive offices)                       (Zip Code)

 If this Form relates to the               If this Form relates to the
 registration of a class of debt           registration of a class of debt
 securities and is effective upon filing   securities and is to become effective
 pursuant to General Instruction           simultaneously with the effectiveness
 A(c)(1) please check the                  of a concurrent registration
 following box.  [ ]                       statement under the Securities
                                           Act of 1933 pursuant to General
                                           Instruction A(c)(2) please check
                                           the following box.  [ ]

Securities Act registration statement file number to which this form relates:
333-41923

Securities to be registered pursuant to Section 12(b) of the Act:  None.

Securities to be registered pursuant to Section 12(g) of the Act:

                    Convertible Subordinated Notes due 2005,
                 convertible into Common Stock, $1.00 par value
                                (Title of class)



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ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The Registrant hereby incorporates by reference the description of the Convertible Subordinated Notes due 2005 set forth under the caption "Description of the Notes" on pages 40 to 48 of the Prospectus contained in Amendment No.2 to the Registrant's Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on January 27, 1998.

ITEM 2.      EXHIBITS.

                  The securities described herein are to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with
Part II to the instructions regarding exhibits on Form 8-A, except as otherwise indicated, the following exhibits are incorporated herein by reference to the identically numbered exhibits contained in Amendment No.2 to the Registration Statement on Form S-3 filed with the Commission on January 27, 1998:

         4.1 Form of Indenture between Avatar Holdings Inc. and The Chase Manhattan Bank, as Trustee, in respect of the Company's __% Convertible Subordinated Notes due 2005.

         4.2 Form of Convertible Subordinated Note (included in the Form of Indenture).

         4.3 Certificate of Incorporation, as amended -- incorporated by reference to Exhibit 3(a) to the Registrant's Form 10-K for the year ended December 31, 1986 (File No. 0-7616).

         4.4 By-laws, as amended and restated February 13, 1997 -- incorporated by reference to Exhibit 3(b) to the Registrant's Form 10-K for the year ended December 31, 1996 (File No. 0-7616).



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                                    SIGNATURE



             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              AVATAR HOLDINGS INC.


Date:  January 26, 1998                       By:  /s/ JUANITA I. KERRIGAN
                                                 -------------------------
                                                    Juanita I. Kerrigan
                                                    Vice President and Secretary






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